UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Vican Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

2600 W. Executive Pkwy., Suite 500 Lehi, UT 84043
(Address of Principal Executive Offices)

(435) 315-2457
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Throughout this Report on Form 8-K, the terms the "Company," "we," "us" and "our" refer to Vican Resources, Inc. and "the Board" refers to the board of directors of Vican Resources, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2018, the Company entered into a technology assignment agreement (the "Tech Assignment Agreement") with Mr. Christopher Dean, our Chief Technology Officer and a director of the Company, whereby the Company acquired certain intellectual property consisting of advanced computer programming software, source code, proprietary designs, plans, processes, test procedures, and other technical data and information (the "Technology") from Mr. Dean in exchange for seven million five hundred thousand (7,500,000) shares of common stock of the Company.  The Board approved the Tech Assignment Agreement the same day.

On January 19, 2018, we also entered into employment agreements with Ian Jenkins, Christopher Dean and Dr, Gregory Mongeon, Seth Jones and Julia Kline, our Chief Executive Officer, Chief Technology Officer, Chief Medical Officer, Chief Marketing Officer and Chief Operating Officer, respectively (the "Employment Agreements").

All descriptions of the Tech Assignment Agreement and Employment Agreements herein are qualified in their entirety by reference to the text thereof filed as Exhibits 2.1 and 2.2 through 2.6 hereto, which is incorporated herein by reference. The Tech Assignment Agreement governs the contractual rights between the parties in relation to the transactions contemplated thereby and contains customary representations and warranties and pre- and post-closing covenants of each party.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company incorporates by reference Item 1.01.

The Company acquired the Technology as part of the development and initiation of its new business operations. This plan consists of developing a consumer-facing health and wellness website featuring advanced diagnostic capabilities based on machine learning.

As a result of the foregoing transactions, our management believes the Company is no longer a "shell company" as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, and furnishes the following information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act:

Item 1.   The Business

The Company's core business strategy is to give consumers affordable access to customized medicine by offering individual health and wellness plans based on genetic data, physiology, environmental and lifestyle factors, and lab diagnostics all on one convenient web platform.  We believe our advanced computer learning based algorithm generates accurate and valuable insight about individual health risks, and has to potential to assist our affiliate health providers to identify and treat various health concerns. Our web platform provides subscribers an individualized health analysis that identifies their most significant health risks and generates preventative action plans based on their individual blood markers, genetics and lifestyle.  Subscribers who have previously received genetic health information from 23 and Me can provide their login information, and our site will upload that data to the algorithm, which will automatically adjust patient protocols. Our comprehensive wellness plans feature nutrition and fitness plans, supplement recommendations, downloadable menus, recipes, and shopping lists, and virtual personal training. Subscribers can enhance their customized plan by ordering additional lab diagnostic kits for more comprehensive testing and analysis or by requesting a personal consultation with one of the licensed health providers in our affiliate network.  Subscribers can also order nutritional and vitamin supplements from our premium health marketplace.  We plan to generate revenues through user subscriptions, lab diagnostic kit purchases, consultation and telemedicine fees, sales of compounding pharmacy products, nutritional supplements, and inpatient facility referral fees. We plan to do business under the name "Frélii" and plan to change the name of the Company to "Frélii, Inc.".

Our executive offices are located at 2600 W. Executive Pkwy., Ste. 500, Lehi, UT 84043. You can also contact us by telephone at (435) 315-2457.

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Corporate History

The Company incorporated in the State of Nevada on September 5, 2002, under the name "Tremont Fair, Inc."  From July 2009 until May 2011, the Company operated as a real estate services firm, seeking to capitalize on the real estate opportunities resulting from the dislocation in the credit markets, and by extension, the multifamily housing market, by acquiring, rehabilitating, stabilizing and selling distressed multifamily properties in the southern United States, predominantly in Texas.  On May 26, 2011, the Company changed its name to Vican Resources, Inc., and changed its business model when it sold the real estate services division and acquired all of the outstanding shares of Vican Trading, Inc., a Montreal-based purchaser and seller of metals, ores, and other commodities (hereafter, "Vican Trading"). Upon the acquisition of Vican Trading, there was an implied option for either party to rescind the original acquisition. During the year that option was exercised and on December 20, 2011, the Company again changed its business when it unwound the acquisition of Vican Trading and acquired all of the assets of Med Ex Direct, Inc., a Florida-based provider of management services in respect of the distribution of diabetic supplies, principally to Hispanic patients (hereafter, "Med Ex Florida"). On March 22, 2012, the Company again changed its business to become an oil & gas exploration, development, and distribution company, unwound the purchase of the assets of Med Ex Florida, and acquired an interest in two oil & gas wells located in Jefferson County, Mississippi.

In April 2017, the Company underwent a change of control pursuant to which our current Chief Executive Officer Ian Jenkins acquired a controlling interest in the Company's capital stock and was appointed our sole officer and director.  On April 11, 2017, the Company executed a Share Exchange Agreement with Unprescribed, LLC, later amended to include Cornerstone Medical LLC, whereby the Company, among other terms, agreed to exchange shares with the ownership units of those two entities for 25,000,000 shares of the Company's Common Stock. The Share Exchange Agreement, as amended, terminated by its own terms on December 31, 2017. Following the termination of the Share Exchange Agreement, management modified its business plan to acquire the intellectual property assets previously utilized by Unprescribed, and to engage Ian Jenkins, Christopher Dean and Dr, Gregory Mongean to long term employment agreements in order to continue to grow our business.

Our Market and Business Strategy

Our target market is everyone who is interested in their own health.  In particular, we believe our web platform will attract medical patients currently frustrated with the traditional health care system, where many patients wait years before their health conditions are properly diagnosed, and treatment plans rarely integrate with genetics, fitness plans, and nutrition.  Although some medical providers are beginning to recognize that genetics play a critical role in healthcare, few are regularly integrating genetic data into their practices. We believe our web platform solution gives patients the critical information they need to take control of their health.

We believe our platform will also become a lifestyle tool for millennials, who expect healthcare to reflect the latest trends and technology developments.  For busy and active subscribers, our web platform, Frelii.com will be a one-stop solution for managing health and genetic information, fitness and nutrition menus, grocery lists, and a marketplace for micronutrients and wellness products.  We also plan to launch a mobile app that will allow subscribers to access their health information and lifestyle plans on the go.  As we further develop our technology, our platform will sync user information with popular fitness tracking devices.  We anticipate that athletes and fitness and nutrition enthusiasts will enjoy the tools our platform will offer that will enable them to design nutrition plans suited to their genetics and fitness plans to maximize their performance.

We believe that for the chronically ill, our platform will finally help these patients alleviate some of the symptoms and effects chronic disease. For those with addiction, obesity, or various other lifestyle related afflictions, our system was designed to alleviate symptoms, and address the underlying causes of disease.  Finally, we believe our technology will revolutionize how consumers view the prevention of disease by identifying their specific health risks based on genetic science and showing subscribers how to combat these risks through our customized wellness plans. We give our subscribers an in-depth look at their individual health picture, inform them of their most significant health risks, and provide subscribers simple tools to mitigate those risks and help them live their best life.

Products and Services

Through our website, www.frelii.com, we plan to sell a variety of health products and services including basic website subscriptions, lab diagnostic kits used to generate more customized health and wellness plans,  consultations and telemedicine services, and nutritional supplements.

Website Subscriptions

We anticipate that our most popular product will be our $9/monthly website subscription or $89/yearly subscription, which includes an individual health analysis powered by our advanced computer algorithm, an individualized health protocol based on uploaded genetic data, customized nutrition and fitness plans, menus, downloadable recipes, and access to our marketplace of premium supplements.  Subscribers will also have access to virtual personal training.  We also plan to offer new subscribers a 14-day risk free trial subscription.

Consultations and Telemedicine fees

 We plan to offer individual telemedicine consultations with one of our doctors or a partner provider for a low fee of $40 to $50.  Our affiliate health providers will directly bill patient insurance. We plan to charge our affiliate providers a percentage-based fee of any billings resulting from referrals from our website.

Lab Diagnostic Kits

We plan to offer subscribers the opportunity to enhance their customized health plan by ordering blood diagnostic kits through our website.  These kits are shipped directly to customers from our lab diagnostics vendor, Vibrant America, located in California.  Customers can take the kits to any draw center to have their samples drawn.  Once drawn, the draw center returns the kits, postage paid, to Vibrant America for processing.  Vibrant then directly uploads the patient's encrypted lab results to our website for analysis.

Compounded Pharmaceuticals

We plan to generate additional revenues by earning a percentage of our affiliates' profits on compounded pharmaceuticals such as hormone replacement therapy and cosmetic injectables.   We plan to require that our affiliates order from our network of compounding pharmacies.

Nutritional Supplements

Our health diagnostic algorithm is programmed to recommend specific nutritional supplementation based on each subscriber's individual health issues.  Thus, each subscriber will receive a list of potentially beneficial nutritional supplements to complement their customized diet and fitness protocol.  The majority of our supplements are manufactured by Systemic Formulas, Inc., an Ogden, Utah-based company.

Product Distribution

Our products and services will be distributed directly through our website, www.frelii.com, and through our network of marketing affiliates, who will direct customers to our website to make purchases.  We have contractual agreements pending with four institutional affiliates including Eclectic Media, Collabor8, Sweat Equity Network, and Red Frog.  We anticipate finalizing these agreements in the near future.  Our compensation arrangements with these affiliates will be a profit sharing model with affiliates receiving a portion of profits on products purchased from website traffic driven from affiliates' websites.

Our Major Customers

We plan for the majority of our revenues to come from our website sales.  We do not anticipate that any one customer will account for more than 5% of our total revenues.

Our Growth Strategy

To help increase market penetration, our Chief Marketing Officer has developed a strategic marketing plan focused on social media and a network of marketing affiliates.  We have two employees currently engaged in sales and marketing activities, and have relationships with three professional athlete brand ambassadors. We plan to add additional marketing affiliates once we launch our web platform.  We also plan to partner with Mango Enterprises, LLC, owned by Tarek Mango, a director of the Company, to market our products and services to international markets including Canada, India, the Middle East, and Europe.  Mango Enterprises has a medical distribution network in 22 foreign countries consisting of medical providers, pharmacists, and pharmaceutical outlets.

Research and Development

We are currently developing programming that will enhance the functionality of our web platform and enable future integration with fitness tracking devices and other popular web applications.  We currently employ four full-time programmers and plan to hire additional programmers to support our web platform.

We currently partner with Cellular Research to conduct our health supplementation research and development.  As of January 2018, we have one full-time research and development employee, and one part-time employee conducting clinical research on our technology.  Both of these employees hold graduate degrees.  Our research and development department is responsible for developing advanced health and wellness protocols based on advanced genetic science and physiology.

Competition

While the overall market for health products and services is saturated, there are currently no market competitors using computer learning technology to provide affordable access to key health information, genetic data, health diagnostic tools, telemedicine, and customized preventative plans that allow patients to manage their own healthcare.

We believe that by providing all of the foregoing services on one simple web platform will make us extremely competitive in the health technology market. Our competitive advantage is based on a combination of our superior technology, focus on the user experience, and comparatively low entry price.

Our algorithm-based technology, developed by a team of programmers, physicians and physiologists, can quickly and accurately identify areas of potential health risk based on individual responses to our proprietary health information questionnaire. Our program analyzes data across several sources of health information and generates customized and accurate health and wellness protocols.  Other websites currently providing diet and fitness recommendations based on genetic data analyze genetic data and mutations, but fail to factor genetic expression, environmental and lifestyle factor, health history and current patient physiology.  We also believe the quality of our genetic analysis surpasses any of our current competitors. Finally, our computer learning based protocols are reviewed by licensed physicians, which we believe supports customer confidence in our health and wellness plans and enhances the customer experience.

Our basic monthly subscription price of $9 is the lowest among our competitors, and gives subscribers access to a broad array of health and wellness tools.  No other competitor currently provides an overall health risk analysis, customized diet and fitness plans, downloadable menus and recipes customized to individual health protocols, virtual personal training, and health supplement recommendations at this price point. For that reason, we believe that we are well-positioned to compete successfully in the health and wellness technology market.

Finally, our affiliate health providers and diagnostic labs will direct bill patients' insurance plans and all of the services on our website are eligible for health savings account spending.

Currently, there are at least two companies providing customized health and wellness plans based on genetic data:  Habit.com and Wellness FX.  Our entry level price point is much lower than each of these competitors, neither of which offer free 14-day trial subscriptions or direct insurance billing.

Licenses

In addition to our web platform, we plan to open a functional medicine and med spa clinic near our corporate headquarters in Lehi, Utah. Company health providers based in that location will operate under their own individual state licenses. Because our business will only facilitate contact with licensed health providers outside Utah, we are not required by law to be licensed in those states. Our partner/affiliate health clinics in other states will operate under their own providers' state medical licenses.

Employees

We have seven full-time employees, all of which are based at our Lehi, Utah corporate headquarters.

Legal Proceedings

We are not currently party to any legal proceedings, and to the best of our knowledge, no such proceeding is threatened, the results of which would have a material impact on our properties, results of operation, or financial condition. Nor, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

Government Regulation

HIPAA Compliance and Privacy Protection

HIPAA established comprehensive federal protection for the privacy and security of health information. The HIPAA standards apply to three types of organizations, or "Covered Entities": (1) health plans, (2) health care clearing houses, and (3) health care providers who conduct certain health care transactions electronically. Covered Entities must have in place administrative, physical and technical standards to guard against the misuse of individually identifiable health information. Additionally, some state laws impose privacy protections more stringent than HIPAA's. There are also international privacy laws, such as the European Data Directive, that impose restrictions on the access, use, and disclosure of health information. All of these laws may impact the Company's business in the future.

We encrypt our subscriber data and use only HIPAA compliant servers.

Our board certified Medical Director Dr. Hans Jenkins, will periodically audit our physician partner network to ensure HIPAA compliance.

HITECH Act

The Health Information Technology for Economic and Clinical Health ("HITECH") Act promotes the adoption and meaningful use of health information technology. The HITECH Act addresses the privacy and security concerns associated with the electronic transmission of health information, in part, through several provisions that strengthen the civil and criminal enforcement of the HIPAA rules.

Federal laws related to the advertising, distribution and sale of health supplements

We expect that the formulation, manufacturing, packaging, labeling, advertising, distribution and sale (hereafter, "sale" or "sold" may be used to signify all of these activities) of our vitamin and nutritional supplement products will be subject to regulation by one or more federal agencies, primarily the Food and Drug Administration ("FDA") and the Federal Trade Commission ("FTC"), and to a lesser extent the Consumer Product Safety Commission ("CPSC"), the United States Department of Agriculture, and the Environmental Protection Agency. Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the United States in which our products are sold. Among other matters, regulation by the FDA and the FTC is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits. Specifically, the FDA, under the Federal Food, Drug, and Cosmetic Act ("FDCA"), regulates the formulation, manufacturing, packaging, labeling, distribution, and sale of food, including dietary supplements and over-the-counter ("OTC") drugs. The FTC regulates the advertising of these products. The National Advertising Division ("NAD") of the Council of Better Business Bureaus oversees an industry-sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the FTC Act or the FDCA to the FTC or the FDA for further action, as appropriate.

Most of the nutritional supplement products that we plan to sell are classified as dietary supplements. The FDA's revision of nutrition labeling requirements also affects the nutrition labeling of certain dietary supplements.  Our affected manufacturers may have to revise labels on some of their dietary supplements in the next two years. Moreover, these manufacturers may need to reformulate their products to maintain eligibility for certain marketing claims.

The Dietary Supplement Health and Education Act ("DSHEA") was enacted in 1994, amending the FDCA. Among other things, DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as "food additives" and allows the use of statements of nutritional support on product labels and in labeling. DSHEA establishes a statutory class of "dietary supplements," which includes vitamins, minerals, herbs, amino acids and other dietary ingredients for human use to supplement the diet. Dietary ingredients marketed in the United States before October 15, 1994 may be marketed without the submission of a "new dietary ingredient" ("NDI") premarket notification to the FDA. Dietary ingredients not marketed in the United States before October 15, 1994 may require the submission, at least 75 days before marketing, of an NDI notification containing information establishing that the ingredient is reasonably expected to be safe for its intended use. The FDA has issued final regulations under DSHEA.

As required by Section 113(b) of the Food Safety Modernization Act, the FDA published in July 2011 a draft guidance document clarifying when the FDA believes a dietary ingredient is an NDI, when a manufacturer or distributor must submit an NDI premarket notification to the FDA, the evidence necessary to document the safety of an NDI and the methods for establishing the identity of an NDI. Industry strongly objected to several aspects of the draft guidance. In 2016, the FDA issued revised draft guidance on what constitutes an NDI and NDI notification requirements. Regardless of whether the FDA finalizes this draft guidance, the FDA has recently acted more aggressively to remove ingredients from the market that the FDA views as unlawful dietary ingredients. This trend, if it continues, may limit the dietary supplement market. Several bills to amend DSHEA in ways that would make this law less favorable to consumers and industry have been proposed in Congress.

The FDA issued a Final Rule on GMPs for dietary supplements on June 22, 2007. The GMPs cover manufacturers and holders of finished dietary supplement products, including dietary supplement products manufactured outside the United States that are imported for sale into the United States. Among other things, the new GMPs: (a) require identity testing on all incoming dietary ingredients, (b) call for a "scientifically valid system" for ensuring finished products meet all specifications, (c) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures and (d) require extensive recordkeeping. We have reviewed the GMPs and have taken steps to ensure compliance. While we believe we are in compliance, there can be no assurance that our operations or those of our suppliers will be in compliance in all respects at all times. Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

On December 22, 2006, Congress passed the Dietary Supplement and Nonprescription Drug Consumer Protection Act, which went into effect on December 22, 2007. The law requires, among other things, that companies that manufacture or distribute nonprescription drugs or dietary supplements report serious adverse events allegedly associated with their products to the FDA and institute recordkeeping requirements for all adverse events (serious and non-serious). There is a risk that consumers, the press and government regulators could misinterpret reported serious adverse events as evidence of causation by the ingredient or product complained of, which could lead to additional regulations, banned ingredients or products, increased insurance costs and a potential increase in product liability litigation, among other things.

All states regulate foods and drugs under laws that generally parallel federal statutes. We are also subject to state consumer health and safety regulations, such as the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"). Violation of Proposition 65 may result in substantial monetary penalties and compliance with Proposition 65 is a major focus. Contemplated changes in the Proposition 65 labeling requirements could potentially lead to substantial costs. Current legislation in Massachusetts regarding restrictions on weight loss and sports nutrition products could also impact the marketing of dietary supplements generally. Further, state attorneys general have pressured industry to adopt DNA testing for herbal-based products to assure plant identity, and have taken other actions relating to dietary ingredient status. It is uncertain whether these efforts will have a material impact on the dietary supplement market.

Overseas Regulation

The sale of our products in countries outside the United States is regulated by the governments of those countries. Our plans to commence or expand sales in those countries may be prevented or delayed or even suspended by such regulations or by regulators in those countries.

Laws Related to Telemedicine

Our affiliate health providers will be subject to state and federal laws related to providing telemedicine services including those related to:

State licensure requirements- Most state medical licensing boards require that the health provider be licensed in the state of the patient's physical location at the time of the service.

Medical malpractice laws-  Standards and regulations for medical malpractice vary by state.  States generally require that health providers maintain professional liability insurance to offset the risk and costs of lawsuits based on medical malpractice. We plan to require that all our partner clinics and providers maintain medical malpractice insurance that covers telemedicine services.

Prescribing activities-  Both state and federal laws regulate how telemedicine providers can prescribe medications. State medical board and pharmacy board regulations require providers establish a patient-provider relationship before a provider can write a prescription; however, states vary on how that relationship is defined.  Generally, a real time examination/consultation is required.  Some but not all states permit this examination to take place using video conferencing technology.

In October 2008, the Ryan Haight Online Pharmacy Consumer Protection Act was signed into law, amending the Controlled Substances Act (CSA) by defining legally permissible activities for physicians prescribing controlled substances over the Internet. The Drug Enforcement Agency (DEA) is the federal agency responsible for enforcement of the Controlled Substance Act (CSA). Among its duties is overseeing the distribution of controlled substances over the Internet. The Ryan Haight Act of 2008 added to the CSA and placed under DEA jurisdiction controlled substances prescribed via telemedicine.  Certain exceptions were made allowing the use of telehealth to prescribe controlled substances under what the Act calls, "the practice of telemedicine". The definition of "the practice of telemedicine" comes under 21 USC 802(54), which outlines the extremely limited circumstances in which such a prescription could be made.

FTC and State Licensure Boards- The Federal Trade Commission (FTC) protects consumers from unfair or deceptive acts or practices as well as false or misleading claims. The FTC has taken several actions in recent years that indicates their increased interest in the manner in which telehealth is being regulated at the state level and support for additional "safeguards" directed at telehealth providers.

Environmental Regulations

With respect to our planned Utah clinic facility, we expect to be subject to both Occupational Safety and Health Administration (OSHA) and state laws regulating the disposal health facility waste.

We also expect our Utah clinic operations will be governed by laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to bio hazardous chemicals in the workplace

Intellectual Property

Our intellectual property mainly consists of certain programming software, source code, firmware, repository files, algorithms, integrations, proprietary designs, plans, processes, test procedures, any unpublished research and development information, certain technical data and other information, and trade secrets.

We are currently in the process of registering our intellectual property rights with the U.S. Patent and Trademark Office.

Available Information

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

Item 2.  Risk Factors

In evaluating us and our business you should carefully consider the risks and uncertainties described below, the other information included in this Current Report, and the risks discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016.  If any of the events described below or in the documents incorporated herein by reference occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly.

REGULATORY, LEGAL AND INSURANCE RISKS

Our products are subject to government regulation, both in the United States and abroad, that could increase our costs significantly and limit or prevent the sale of our products.

The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries. The primary regulatory bodies in the United States are the FDA and the FTC, and we are also subject to similar regulators in other countries. Failure to comply with these regulatory requirements may result in various types of penalties or fines. These include injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Individual states also regulate nutritional supplements.  A state may interpret claims or products presumptively valid under federal law as illegal under that state's regulations. In foreign markets, we are usually required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency, and comply with local labeling and packaging regulations, all of which vary from country to country. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. Any of these government agencies, as well as legislative bodies, can change existing regulations, or impose new ones, or could take aggressive measures, causing or contributing to a variety of negative consequences, including:

●	requirements for the reformulation of certain or all products to meet new standards,

●	the recall or discontinuance of certain or all products,

●	additional record keeping,

●	expanded documentation of the properties of certain or all products,

●	expanded or different labeling,

●	adverse event tracking and reporting, and

●	additional scientific substantiation.

Any or all of these requirements could have a material adverse effect on us. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on us.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may experience product liability claims and litigation to prosecute such claims, and we may not have adequate insurance coverage to cover the cost of such claims.

Even though we do not manufacture the nutritional supplements we sell, as a distributor of products for human consumption, we may experience product liability claims and litigation to prosecute such claims. Additionally, the sale of these products involves the risk of injury to consumers as a result of tampering by unauthorized third parties or product contamination. We may not have adequate insurance coverage in the types and amounts that are reasonably adequate to cover the risks we face. If insurance coverage is inadequate or unavailable or premium costs continue to rise, we may face additional claims not covered by insurance, and claims that exceed coverage limits or that are not covered could have a material adverse effect on us.

We may become party to litigation arising from the ordinary course of business in the future.

We are not currently party to any litigation; however, we may become party to lawsuits that arise in the ordinary course of business in the future. The possibility of such litigation, and its timing, is in large part outside our control. Some of these lawsuits may involve class action claims, which by virtue of involving a large number of potential class members, may require increased costs of defense and risk. If such litigation were to occur, it could have material adverse effects on our financial performance.

We are subject to environmental laws and regulations relating to hazardous materials, substances and waste used in or resulting from our operations. Liabilities or claims with respect to environmental matters could have a significant negative impact on our business.

As with other companies engaged in similar businesses, the nature of our operations exposes us to the risk of liabilities and claims with respect to environmental matters, including those relating to the disposal and release of hazardous substances. Furthermore, our operations are governed by laws and regulations relating to workplace safety and worker health that, among other things, regulate employee exposure to hazardous chemicals in the workplace. Any material costs incurred in connection with such liabilities or claims could have a material adverse effect on our business, financial condition, results of operations or cash flows. Any environmental or health and safety legislation or regulations enacted in the future, or any changes in how existing or future laws or regulations will be enforced, administered or interpreted may lead to an increase in compliance costs or expose us to additional risk of liabilities and claims, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

RISKS RELATED TO OUR MARKET

Our success is linked to the size and growth rate of the health and wellness products and supplement markets and an adverse change in the size or growth rate of these markets could have a material adverse effect on us.

An adverse change in size or growth rate of the health and wellness, or vitamin, mineral and supplement market could have a material adverse effect on us. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Adverse economic conditions may harm our business.

Inflation or other changes in economic conditions that affect demand for nutritional supplements could adversely affect our revenue. Uncertainty about current global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit markets, negative financial news and/or declines in income or asset values, each of which could have a material negative effect on the demand for our products. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

We have a limited operated history and operating in a volatile market.

The Company has a limited operating history and faces many of the risks and difficulties frequently encountered in new and rapidly evolving markets.  These risks include the ability to:

•	Increase awareness of the Company's brand, products, and services;
•	Strengthen customer loyalty;
•	Maintain current strategic relationships and develop new strategic relationships;
•	Respond effectively to competitive pressures;
•	Continue to develop and upgrade technology;
•	Attract, retain, and motivate qualified personnel.

We operate in a highly competitive industry.

The market for health, diet, fitness, and wellness technology in general is extremely competitive. While we believe that currently there is no direct competitor using comparable technology, there is no guarantee that similar technology is in development.  The Company anticipates that competition will intensify as genetic testing becomes more commonly prevalent in developing medical treatment and wellness plans. There can be no assurance that the Company will be able to compete successfully against current or future competitors, or that competitive pressures faced by the Company will not harm its business, operating results or financial condition.

There may be significant fluctuations in our quarterly results.

The Company believes that quarter-to-quarter comparisons of its revenues and operating results are not necessarily meaningful, and that such comparisons may not be accurate indicators of future performance. The operating results of businesses in the Company's industry have in the past experienced significant quarter-to-quarter fluctuations. If revenues for a quarter fall below the Company's expectations and it is not able to quickly reduce spending in response, the Company's operating results for that quarter would be harmed. It is likely that in some future quarter operating results may be below the expectations of public market analysts and investors and, as a result, the price of the Company's common stock may fall. As with other companies in the Industry, the Company's operating expenses, which include sales and marketing, product development and general and administrative expenses, are based on expectations of future revenues and are relatively fixed in the short term.

Factors that may cause our operating results to fluctuate include:

• 	our ability to arrange financing for projects;
• 	our ability to complete technology upgrades;
• 	changes in federal, state and local government policies;
• 	changes in the medical insurance industry;
• 	the addition of new customers or the loss of existing customers;
• 	our ability to control costs, including operating expenses;
• 	changes in the mix of our products and services;
• 	the effectiveness of our marketing partnerships;
• 	changes in the pricing of our competitors;
There are no assurances that our operations will result in revenues.

There can be no assurance that our proposed operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow. As a result of the Company's limited operating history and the nature of the markets in which it competes, the Company may not be able to accurately predict its revenues. Any failure by the Company to accurately make such predictions would have a material adverse effect on the Company's business, results of operations and financial condition. Further, the Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. The Company expects operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. Factors that may adversely affect the Company's operating results include, among others, demand for the products of the Company, the budgeting cycles of potential customers, lack of enforcement of or changes in governmental regulations or laws, the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations, the introduction of new or enhanced products and services by the Company or its competitors, the timing and number of new hires, changes in the Company's pricing policy or those of its competitors, the mix of products, increases in the cost of raw materials, technical difficulties with the products, incurrence of costs relating to future acquisitions, general economic conditions, and market acceptance of the company's products. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition. Any seasonality is likely to cause quarterly fluctuations in the Company's operating results, and there can be no assurance that such patterns will not have a material adverse effect on the Company's business, results of operations and financial condition. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

We are dependent on key personnel.

The Company's future success depends to a significant extent on the continued services of senior management, which includes the founders and developers of our website technology, and other key personnel.  The Company does not currently maintain "key person" life insurance for any of its executives, though it may opt to do so in the future.  The loss of key personnel would likely have a significantly detrimental effect on the business.

We rely on outside consultants, contractors, manufacturers and suppliers.

We will rely on the experience of outside consultants, contractors, manufacturers and suppliers. Should one or more of these persons or entities terminate their business relationship with the Company, or becomes unavailable, we may have difficulty finding timely or suitable replacements and our business and financial performance could be negatively impacted.

We rely on strategic relationships to promote our products.

We will rely, in part, on strategic partnerships with outside companies and individuals to promote and market our products and services, thus making the future success of our business particularly contingent on the efforts of others. An important part of our strategy is to promote acceptance of our products through technology and product alliances with affiliates who assist us with our promotion strategies. Our dependence on outside affiliates and distributors, however, raises potential risks with respect to the future success of our business. Our success is dependent on the successful completion and commercial deployment of our products and services and on the future commitment of our distributors to our products and technology.

We rely on our suppliers.

We will rely on key vendors and suppliers to provide our health supplement products and other health and wellness products we may offer in the future.  The Company also plans to use third party distribution facilities and contract distributors and shippers to manage customer orders of diagnostic kits, supplements, and other products.  We also plan to use a third party lab processor to process our subscribers' diagnostic kits and provide us the results.  These distributors and third party vendors are critical partners in our business, and failure of any of these partners to fulfill the terms of our vendor contracts or perform as expected, would be detrimental to our business, our brand, and our financial results.  Further, we may have difficulty in locating or using alternative resources should supply problems arise with any of these vendors or partners.  An interruption or reduction in the source of supply of any of these vendors, or an unanticipated increase in vendor prices, could negatively and materially impact our operating results and damage customer relationships, our brand, and our business.

Our success depends on responding to rapid technological changes.

Our industry features rapidly changing technologies, frequent new product and service introductions and evolving industry standards.  The Company's future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products, and the efficiency and capabilities of its services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, new enhancements must meet the requirements of current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs should we need to modify our products or services to stay competitive.

If we fail to protect our intellectual property, our business could be adversely affected.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary or protected by intellectual property laws. Unauthorized use of our proprietary or protected technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement, copyright or trademark violation, or proprietary rights violation action. From time to time, we may be forced to defend ourselves against other claims and legal actions alleging infringement of the intellectual property rights of others. Adverse determinations in any such litigation could subject us to significant liabilities to third parties, could require us to seek licenses from third parties and could, if such licenses are not available, prevent us from providing our wind turbines or the generators, which could have a material adverse effect on us. Third parties could also obtain patents that may require us to either redesign products or obtain a license. If we are unable to redesign products or are unable to obtain a license, our business and financial condition would be adversely affected. Although we perform investigations of the intellectual property of third parties, we cannot be certain that we have not infringed the intellectual property rights of such third parties. Any such infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to provide or use our turbines and generators. We also could be forced to obtain licenses from third parties or to develop a non-infringing alternative, which could be costly and time-consuming. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest, and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition, and operating results. A court also could enter orders that temporarily, preliminarily, or permanently enjoin us and/or our suppliers from making or supplying us with the turbines and/or generators. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties. Because intellectual property litigation can be costly and time consuming, our intellectual property litigation expenses could be significant, even if we are successful in defending our intellectual property rights. Even invalid claims alone could materially adversely affect our financial condition.

Our executive compensation may not reflect the true market value of services.

The Company is currently paying its management and key employees in a combination of Common Stock, stock options, stock units, and/or cash consideration.  We have not determined all our executive compensation by arms- length negotiation.  Furthermore, the Company may grant additional stock options and other equity incentives to its executive officers and directors that are consistent with companies in the early revenue stages with high growth potential.  While management believes that such consideration is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of their services.

Our management may have a conflict of interest with our minority shareholders.

The relationship of management and its affiliates to the Company could create conflicts of interest.  While management has a fiduciary duty to the Company, it also determines its compensation from the Company.  While management believes that any consideration paid to affiliates is fair, there is no assurance that such consideration reflects the true market value of the services being performed.  Management believes that it will have the resources necessary to fulfill its management obligations to all entities for which it is responsible.  Management's compensation from the Company has not been determined pursuant to arm's-length negotiation.

Our bylaws indemnify our management to the maximum extent permitted by law.

The Company's Bylaws provide that the Company will indemnify and hold harmless its officers and directors against claims arising from Company activities, to the maximum extent permitted by law. If the Company were called upon to perform under its indemnification agreement, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company's business.

There is a potential risk of dilution of ownership in our Company.

The Company has the right to raise additional capital or incur borrowings from third parties to finance its business.   The Company may also implement public or private mergers, business combinations, business acquisitions and similar transactions pursuant to which it would issue substantial additional capital stock to outside parties, causing substantial dilution in the ownership of the Company by its existing shareholders. The Board of Directors has the authority, without the consent of any of the shareholders, to cause the Company to issue more shares of common and preferred stock at such price and on such terms and conditions as are determined by the Board in its sole discretion.  The Company may also issue net profits interests in the Company.  The issuance of additional shares of capital stock or net profits interests by the Company would dilute the shareholders' ownership in the Company.

There are no assurances that dividends will be paid.

The Company has not in the past nor has any immediate plan to pay dividends to any of its shareholders in the near future.  The Company cannot predict when or assure that it will ever have sufficient earnings to declare and pay dividends to any of its shareholders.

We may experience challenges managing rapid growth of our business.

If the Company is successful in achieving wide market acceptance of its products and services, it may be required to expand its operations quickly, requiring the establishment of technical operations, system administration, sales and marketing. This could result in new and increased responsibilities for management, and place significant strain on the Company's management, operating and financial systems and other resources. To accommodate such growth and compete effectively, the Company will be required to implement and improve information systems, procedures and controls, and to train, motivate and manage its work force. The Company's future success will depend to a significant extent on the ability of its future management personnel to operate effectively. There can be no assurance the Company's personnel; systems, procedures and controls will be adequate to support the Company's future operations.  The Company is dependent on its ability to continue to attract and retain qualified technical, managerial and marketing personnel. There is widespread competition for qualified personnel in the Company's industry, and there can be no assurance the Company will be able to attract and retain the qualified personnel necessary for the development of its business. The failure to recruit qualified technical, managerial or marketing personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

We may not be able to meet our capital requirements.

The continued development of the Company's business plan will require additional capital. Although the Company believes that we have sufficient cash reserves to fund operations until we begin to generate revenues from our operations, we cannot be certain that our cash reserves will be sufficient to fund the operations of the Company for the next year. To the extent that our cash reserves and cash flow from operations are insufficient to fund the Company's activities, the Company will be required to raise additional capital through equity or debt financing. The Company's actual capital requirements will depend on many factors, including but not limited to; the costs and timing of the Company's development and launch activities, the success of the Company's development efforts, and the costs and timing of the expansion of the Company's sales and marketing activities. The extent to which the Company's existing and new products and services will gain market acceptance will be based upon the Company's ability to maintain existing collaborative relationships and enter into new collaborative relationships, competing product developments, progress of the Company's commercialization efforts and the commercialization efforts of the Company's competitors, costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors.  Furthermore, to satisfy future growth requirements, the Company may seek to raise additional funds through public or private financing, collaborative relationships or other arrangements. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. Collaborative arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its technologies, products or marketing territories. The Company's failure or inability to raise capital when needed could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that such financing will be available on terms satisfactory to the Company, if at all.

RISKS RELATING TO OUR STOCK

Our stock has historically had a limited market. If an active trading market for our Common Stock does develop, trading prices may be volatile.

Should an active trading market develop, the market price of the shares of Common Stock may be based on factors that may not be indicative of future market performance. Consequently, the market price of the Common Stock may vary greatly. If an active market for the Common Stock develops, there is a significant risk that the stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly results
•	announcements that our revenues or income/losses are below analysts' expectations;
•	general economic slowdown;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts; or
•	acquisitions, strategic partnerships, joint ventures or capital commitment.

We are subject to the reporting requirements of Federal Securities Laws that can be expensive.

We are subject to the information and reporting requirements under the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC has and will continue to cause our expenses to be higher than they would be if we were a privately-held company.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors that are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTC Pink Market, there is a very limited market for our common stock. Even after trading volume increases, trading through the OTC Pink or OTCQB is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Sales by our shareholders of a substantial number of shares of our Common Stock in the public market could adversely affect the market price of our Common Stock.

A large number of outstanding shares of Common Stock are held by two of our principal shareholders. If any of these principal shareholders were to decide to sell large amounts of stock over a short period of time such sales could cause the market price of the Common Stock to decline.

Our officers and directors may have a conflict of interest with the minority shareholders in the future because the majority of the shares of our Common Stock are owned by our officers and directors. Thus, the minority shareholders may not be able to control or influence our management's decision making.

Ian Jenkins, our President, Chief Executive Officer, and a director, currently owns a majority or approximately 94.27% of our outstanding common stock. Following the stock issuances contemplated by the transactions referenced in Item 5.06, Mr. Jenkins will own approximately 25.3% of our outstanding common stock.  Mr. Jenkins is not simply a passive investor, but is also our Chief Executive Officer, President, and a director, and his interests as an executive may at times be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Jenkins exercising, in a manner fair to all our shareholders, his fiduciary duties as an officer and/or director. Following the stock issuances contemplated by the transactions disclosed in Item 5.06, our officers and directors as a group will own approximately 83.5% of our outstanding common stock.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is currently quoted on the Over-the-Counter market that may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted Over-the-Counter on the OTC: Pink market.  The OTC Pink Market is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Pink Market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock on the Over-the-Counter Bulletin Board, or on a senior exchange such as NASDAQ as soon as practicable.  However, we cannot assure you that we could meet the initial listing standards of any stock exchange, or that we could maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a "penny stock" and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth of more than $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.  There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Item 3. Properties

We lease our corporate office headquarters, which consists of 420 sq. ft. of office space located at 2600 W. Executive Pkwy., Suite 500, Lehi, UT 84043.  The terms of our commercial lease are month to month with monthly rent of $800.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this registration statement by (i) each person known by Vican to be the beneficial owner of more than 5% of the outstanding shares of common stock, and (ii) each of Vican's directors and executive officers.  Unless otherwise noted below, Vican believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name	Position	Common Stock Held	Percentage of Class
Ian Jenkins	Chief Executive Officer, Chief Financial Officer and Director	7,500,000 (1)	25.3%
Christopher Dean	Chief Technology Officer, Director	7,500,000 (1)	25.3%
Dr. Gregory Mongeon	Chief Medical Officer, Director	7,500,000 (1)	25.3%
Tarek Mango	Director	300,000 (1)	1.0%
James Spallino	Director	300,000 (1)	1.0%
Seth Jones	Chief Marketing Officer	1,450,000 (1)	4.9%
Julia Kline	Chief Operating Officer	200,000 (1)	0.7%
All officers and directors as a group (3 persons)		24,750,000 (1)	83.5%

(1)	The shares of common stock referenced above have been approved for issuance by the board of directors as of January 18, 2018, as follows (and as described herein), but have not yet been issued:

i.
Ian Jenkins will be issued 7,500,000 shares in connection with his employment agreement.  In connection with such issuance, Mr. Jenkins will cancel the 1,830,000 shares of common stock and 100 shares of Series A Preferred Stock he acquired in connection with the prior change of control of the Company.

ii.	Christopher Dean will be issued 7,500,000 shares in connection with his employment agreement and the Tech Transfer Agreement described herein.
iii.	Dr. Gregory Mongeon will be issued 7,500,000 shares in connection with his employment agreement.
iv.	Seth Jones will be issued 1,450,000 shares in connection with his employment agreement.
v.	Julia Kline will be issued 200,000 shares in connection with her employment agreement.
vi.	Tarek Mango and James Spallino will receive 300,000 each in connection with their agreement to serve as directors of the Company.

All of such shares will be issued within 30 days of the date of this Current Report.

Item 5.  Directors and Executive Officers

The following table contains information regarding our executive officers and directors as of January 22, 2018.

Name	Age	Principal Position

Ian Jenkins	34	President, Chief Executive Officer, Chief Financial Officer, and Director
Christopher Dean	27	Chief Technology Officer and Director
Dr. Gregory Mongeon	39	Chief Medical Officer and Director
Tarek Mango	48	Director
James Spallino	60	Director
Seth Jones	30	Chief Marketing Officer
Julia Kline	40	Chief Operating Officer

Ian Jenkins, President, Chief Executive Officer, Chief Financial Officer and Director

Ian Jenkins was appointed to our Board of Directors in April 2017. Mr. Jenkins has over 10 years of experience as a senior executive.  Before developing the business plan recently undertaken by the Company, Mr. Jenkins served as CEO of CodeTech, a Phoenix-based medtech company whose technology was acquired by Hospital Corporation of America.  Mr. Jenkins also served in key marketing and product development roles at Systemic Formulas, Inc. and Orn Industries.  A background in physiology, technology startups, and supplement product research and development gives Mr. Jenkins deep knowledge of engineering, producing, and marketing health technology and nutritional supplements.  Mr. Jenkins earned an M.B.A. from Thunderbird School of Global Management, and a B.S. in Physiology from Utah State University.

Christopher Dean, Chief Technology Officer and Director

Mr. Dean was appointed to our Board of Directors in January 2018.  Mr. Dean is an advanced API/computer learning programmer and is experienced managing tech teams across a variety of projects. Prior to joining the Company, Mr. Dean worked as a senior programmer at several tech firms.  Mr. Dean will manage all aspects of our technology department and will supervise further site development as we expand and integrate with other technologies.  Mr. Dean attended Weber State University.

Dr. Gregory Mongeon, Director and Chief Medical Officer

Dr. Gregory Mongeon was appointed to our Board of Directors in January 2018. A leader in natural health, Dr. Greg Mongeon is a wellness physician and owner of Cornerstone Medical Clinic LLC, a functional medicine practice located in Lincoln, Nebraska.  Dr. Mongeon's background and expertise in clinical nutrition, detoxification therapy, biomechanics, neurology, and functional endocrinology, enable him to successfully treat many chronic health problems as well as more complex conditions.  With a focus on healing the body at the cellular level, Dr. Mongeon is proficient at diagnosing the hidden root cause(s) of numerous health issues by utilizing modern diagnostic approaches with research-based laboratory analysis. Dr. Mongeon has specific experience treating autoimmune diseases, hormonal imbalances, diabetes, thyroid disorders, fibromyalgia, Lyme disease, neurotoxic illnesses, toxic mold or heavy metal exposure, autism spectrum disorder, ADD/ADHD, fatigue, weight loss resistance issues, and other health related conditions.  Dr. Mongeon also has worked with several elite-level athletes and is the functional medicine doctor for Olympic Gold Medalist Jordan Burroughs and many other Olympians and high profile clients. Dr. Mongeon is a frequent lecturer at business and health conferences, and he consults with other physicians around the world.  Dr. Mongeon earned a Doctor of Chiropractic (DC) and a B.S. in Human Biology from Northwestern Health Sciences University in Bloomington, MN, and has completed further training at the Institute for Functional Medicine.

Tarek Mango, Director

Tarek Mango was appointed to our Board of Directors in January 2018.  Mr. Mango is a partner and Managing Director of Mango Enterprises.  After completing his secondary education in the United Kingdom, Mr. Mango earned a bachelor's degree in Middle East Studies at the University of Utah, and another bachelor's degree in International Business at Westminster College. He also holds an M.B.A. in International Business from Thunderbird, The American Graduate School of Global Management. Mr. Mango has been involved in international trade and business development for over 20 years.  He has successfully consulted for, built, and introduced U.S. health care-related brands into Middle Eastern, Asian, and European markets. Tarek has been on a number of business advisory boards pertaining to the Middle East, and a mentor to students in the International Leadership Academy at the University of Utah. He continues to support and consult on Utah's business roundtables pertaining to Middle East endeavors, and works with GOED (Utah Governor's Office for Economic Development) on matters relating to the Middle East. He has served as Chapter President of the Thunderbird Alumni Association, Utah Chapter since 2005, and also serves on a number of startup boards in the health care sector.

James Spallino, Director

Seth Jones, Chief Marketing Officer

Mr. Jones is a marketing strategist and digital media expert. From 2011 to 2017, Mr. Jones served in various senior positions at Devinsupertramp, an extreme sports and adventure video production company, where he produced and distributed digital content that generated more than 4.5 million subscribers and over 915 million views on YouTube and over 3.2 million subscribers and over a billion views on Facebook.  Mr. Jones is particularly skilled in developing marketing strategies, producing online marketing content, leveraging social media, and coordinating multi-level marketing campaigns.  While at Devinsupertramp, Mr. Jones and his team were nominated for three Streamy Awards for online videos, and also served as a judge for the Streamy Awards for the last three years. Seth attended Utah Valley University.

Julia Kline, Chief Operating Officer and General Counsel

Ms. Kline has been advising early-stage public and private companies and investors in the U.S. and China since 2008.  From 2008-2011, she advised microcap public companies at Belmont Partners, an M&A advisory firm where she worked with mainland China companies, investment banks, and counsel to list several companies on U.S. stock exchanges.  Ms. Kline has also represented a number of startups in the Boston area, including companies in the Fintech, robotics, software, web application, and consumer product sectors. Julia is knowledgeable on a variety of corporate and securities law matters, including capital markets, M&A, securities registrations, exempt offerings, and Exchange Act compliance. Ms. Kline earned her J.D. from Loyola Law School, Los Angeles, and her B.A. (magna cum laude) from George Mason University.  She is a member of the Massachusetts bar.

Appointment of Executive Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among our directors and executive officers.

Board of Directors

Under our Bylaws, our board of directors can set the authorized number of directors, provided the number of directors may not be less than one.   We currently have five directors.  We believe two of our directors, Tarek Mango and James Spallino, qualify as independent directors.

Term of the Board of Directors

Our board members serve until the next annual meeting of stockholders, or until that member's successor has been elected. An election of directors by our shareholders will be determined by a plurality of the votes cast.

Committees of the Board of Directors

Currently, our Board of Directors does not have a standing audit, compensation, or nominating/corporate governance committees.

Item 6. Executive Compensation

The following table sets forth the compensation arrangements of our executive officers. The amounts in this table do not include normal and customary fringe benefits such as company car or similar expenses.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (S)	Bonus (S)	Stock Awards (S)	Option Awards (S)	Non-Equity Incentive Plan Compensation (S)	Nonqualified Deferred Compensation Earnings (S)	All Other Compensation (S)	Total (S)

Ian Jenkins, CEO, CFO	2017	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0

Christopher Dean, CTO	2017	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0

Seth Jones, CMO	2017	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0

Julia Kline, COO and General Counsel	2017	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0

Dr. Gregory Mongeon	2017	0	0	0	0	0	0	0
	2016	0	0	0	0	0	0	0

Item 7. Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

The Company is not aware of any related party transactions.

Director Independence

We believe the Company has two independent directors, Mr. Tarek Mango and Mr. James Spallino. Since the Company's Common Stock is not currently listed on a national securities exchange, we have used the definition of "independence" of The NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee and cannot forecast when we will have such committees.

Item 8. Legal Proceedings

Vican is not a party to any pending legal proceeding.

Item 9. Market Price of and Dividends on the Registrant's Common Equity

Vican's common stock has been assigned the trading symbol "VCAN." On March 8, 2017, the Company effected a 1- for -1,000 reverse split of its common stock. Trading is sporadic and irregular and there is no regular trading market. The following table provides historical trading information.  Prices do not reflect retail mark-downs and commissions and may not reflect actual transactions. The last sale price of the common stock was $1.50 on May 30, 2017.

Calendar Quarter Ended	High Sales Price*	Low Sales Price*

March 31, 2017	$1	$1.00
December 31, 2016	0.2	0.2
September 30, 2016	0.2	0.2
June 30, 2016	0.2	0.2
March 31, 2016	0.2	0.2
December 31, 2015	0.2	0.2
September 30, 2015	0.2	0.2
June 30, 2015	$10.00	$10.00

Holders

As of January 18, 2018, there were 130 stockholders of record of our Common Stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

On January 18, 2018, our Board of Directors approved the adoption of our 2018 Incentive Stock Option Plan ("ISO Plan").   The ISO Plan has not yet been approved by our stockholders.

Item 10. Recent Sales of Unregistered Securities.

On April 5, 2017, Ian Jenkins acquired 1,830,000 shares of common stock of the Company, representing approximately 94.2% of the issued and outstanding shares of common stock from the previous majority shareholders of the Company. Mr. Jenkins also acquired 100 shares of Series A Preferred Stock, representing all of the issued and outstanding shares of Series A Preferred Stock of the Company.  On January 21, 2018, Mr. Jenkins notified the Company of his cancellation of those 100 Series A Preferred Stock shares effective as of that date.

On April 11, 2017, the Company issued a Convertible Promissory Note ("Note") to an accredited investor. The Note has an aggregate principal amount of $500,000, matures one year from the date of issuance (the "Maturity Date"), and bears an interest rate of 8% per annum. The holder may convert the Note at any time up to the Maturity Date into shares of the Company's common stock at a conversion price equal to $1.00 per share. The Company may prepay the Note prior to the Maturity Date and/or the date of conversion without penalty upon receiving the written consent of the holder.

On January 18, 2018, the Company agreed to issue the following management shares:

i.
Ian Jenkins will be issued 7,500,000 shares in connection with his employment agreement.  In connection with such issuance, Mr. Jenkins will cancel the 1,830,000 shares of common stock and 100 shares of Series A Preferred Stock he acquired in connection with the prior change of control of the Company.

ii.	Christopher Dean will be issued 7,500,000 shares in connection with his employment agreement and the Tech Transfer Agreement described herein.
iii.	Dr. Gregory Mongean will be issued 7,500,000 shares in connection with his employment agreement.
iv.	Seth Jones will be issued 1,450,000 shares in connection with his employment agreement.
v.	Julia Kline will be issued 200,000 shares in connection with her employment agreement.
vi.	Tarek Mango and James Spallino will receive 300,000 each in connection with their agreement to serve as directors of the Company.

Exemption from Registration Claimed

All of the sales by the Company of its unregistered securities were made by the Company in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Penny Stock Rules

Due to the price of our common stock, as well as the fact that we are not listed on a national securities exchange, our stock is characterized as "penny stocks" under applicable securities regulations. Our stock will therefore be subject to rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks. The broker or dealer proposing to effect a transaction in a penny stock must furnish his customer a document containing information prescribed by the SEC and obtain from the customer an executed acknowledgment of receipt of that document. The broker or dealer must also provide the customer with pricing information regarding the security prior to the transaction and with the written confirmation of the transaction. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction and with the written confirmation of the trade. The broker or dealer must also send an account statement to each customer for which he has executed a transaction in a penny stock each month in which such security is held for the customer's account. The existence of these rules may have an effect on the price of our stock, and the willingness of certain brokers to effect transactions in our stock.

Item 11. Description of Registrant's Securities

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 18, 2018, there were approximately 130 record holders of our common stock. There are no outstanding options or warrants to purchase our stock.

Common Stock

Our amended articles of incorporation authorize the Company to issue up to 2,000,000,000 shares of common stock, of which there are Class A Common Stock and Class B Common Stock.  Currently, there are no Class A Common Stock shares issued or outstanding.  There are 1,941,107 Class B Common Stock shares issued and outstanding.  Common distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on an as converted basis on all matters submitted to a vote of stockholders, including the election of directors.

Preferred Stock

Our charter authorizes us to issue up to 20,000,000 shares of preferred stock. We have designated 100 of the Company's authorized 20,000,000 shares of preferred stock as Series A Preferred Stock, par value $0.001 per share.  There are 100 shares of Series A Preferred Stock currently outstanding, however, such shares will be cancelled within 30 days of the date hereof.  Such shares are not convertible into common stock and carries no dividend, distribution, or liquidation rights, but each share of Series A Preferred Stock holds 10,000,000 voting rights and is entitled to vote together with our common stock on all matters. Consequently, the holder of our Series A Preferred Stock is able to unilaterally control the election of our board of directors and, ultimately, the direction of our Company. Additionally, we have designated 10,000,000 of the Company's authorized 20,000,000 shares of preferred stock as Series C Preferred Stock, par value $0.001 per share. Each share of Series C Preferred Stock is convertible into 1,000 shares of common stock and is entitled to vote together with holders of the Company's common stock on all matters upon which common stockholders may vote. No shares of Series C Preferred Stock are outstanding, and we have no plans to issue any shares of Series C Preferred Stock in the future.

Transfer Agent

Pacific Stock Transfer Company, Inc. (PSTC) is the transfer agent for our common stock. The principal office of PSTC is located at 4045 South Spencer Street Suite 403 Las Vegas, NV 89119 and their telephone number is (702) 361-3033.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Nevada Revised Statutes (hereafter, the "NRS"), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Nevada law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the NRS and Our Charter and Bylaws

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in and/or disagreements with our independent registered public accountants on accounting and financial disclosure matters.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Each of our officers and directors is presently compensated though cash, equity, or a combination thereof. Information regarding the compensation arrangements for each of our directors and officers is set forth in Item 2.01, which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

A result of the transactions described in Item 1.01 and Item 2.01, our management has determined that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. Accordingly, we have provided the information that would be included in a Form 10 registration statement in Item 2.01.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
2.1	Form of Tech Transfer Agreement, effective as of January 18, 2018, by and among Vican Resources, Inc.., and Christopher Dean.
2.2	Form of Employment Agreement between Vican Resources, Inc. and Ian Jenkins.
2.3	Form of Employment Agreement between Vican Resources, Inc. and Christopher Dean.
2.4	Form of Employment Agreement between Vican Resources, Inc. and Dr. Gregory Mongean.
2.5	Form of Employment Agreement between Vican Resources, Inc. and Seth Jones.
2.6	Form of Employment Agreement between Vican Resources, Inc. and Julia Kline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Vican Resources, Inc.

Date: January 22, 2018	By:	/s/ Ian Jenkins
Name: Ian Jenkins
Title: Chief Executive Officer